Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 29, 2005 included in Vistula Communications Services, Inc.’s Form 10-KSB for the year ended December 31, 2004 and to all references to our Firm included in this registration statement.

/s/ VITALE, CATURANO & COMPANY, LTD.

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts

December 29, 2005